Exhibit 10.38
Execution Version

SECOND AMENDMENT TO COMMERCIAL CONTRACT - UNIMPROVED PROPERTY

THIS SECOND AMENDMENT TO COMMERCIAL CONTRACT - UNIMPROVED PROPERTY (this “Second Amendment”) is made and entered into as of January 9, 2024 (the “Effective Date”) by and between HAL B. BOONE, an individual residing in Friendswood, Texas (the “Seller”) and CASTLE BIOSCIENCES, INC., a Delaware corporation, or its assigns (the “Buyer”).

RECITALS:

A.      Buyer and Seller entered into that certain Commercial Contract - Unimproved Property dated as of July 10, 2023 (the “Contract”), as modified by that certain Special Provisions Addendum to Commercial Contract - Unimproved Property dated of even date therewith (the “Addendum”), and as amended by that certain First Amendment to Commercial Contract – Unimproved Property dated October 4, 2023 (the “First Amendment” and, collectively with the Contract and the Addendum, the “Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase that certain property located in Galveston County, Texas, having a physical address of Narnia Way & FM 528 Friendswood, Texas 77546, as more particularly described in the Agreement (the “Property”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

B.    The City of Friendswood, Texas (the “City”) has requested that Buyer construct a public storm line for drainage purposes in connection with the use by the public of a future public road and surrounding properties as depicted on Exhibit A attached hereto and incorporated herein.

C.     As a condition to Buyer’s agreement to purchase the Property, Seller has agreed to (i) convey and dedicate to the City a portion of Seller’s property located adjacent to the aforementioned public road, such property to be more particularly described and depicted on or prior the closing (“Seller’s Additional Property”), (ii) convey certain easements to the City, the Galveston County Consolidated Drainage District, public utility companies, and/or the public for purposes (collectively, the “Grantees”) that include, but are not limited to, drainage and access, and (iii) enter into that certain temporary construction easement agreement(s) with Buyer in the form attached under Exhibit B hereto (the “Temporary Construction Easement Form”) for purposes of construction of the Drainage Improvements (as defined below) in the areas described in the easements to be entered into between Seller and Buyer pursuant to this Second Amendment.

D.     Buyer and Seller desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid by Buyer to Seller, as well as the mutual covenants hereinafter set forth, which the parties agree constitutes good and sufficient consideration for the rights and obligations of the parties herein, the parties do hereby covenant and agree that the Contract is hereby further modified as follows:

1.     Seller’s Post-Closing Obligations. Promptly following closing, but prior to April 1, 2024, Seller will (i) convey the Seller’s Additional Property to the City and (ii) exercise commercially reasonable due diligence in working with the Grantees, as applicable, to grant to the applicable Grantees a non - exclusive easement (the “Drainage Easement”) in an area to be finally agreed upon by Buyer, Seller, and Grantees (as applicable) when reasonable practicable, and as roughly shown on Exhibit C attached hereto (the “Drainage Easement Area”) for purposes of (a) constructing, operating, maintaining, reconstructing, adding or altering storm drainage improvements and appurtenances, including, but not limited to, swales, pipelines, culverts, infiltration basis and detention basins, connections, pumps, and appurtenances thereto (collectively, the “Drainage Improvements”) within the Drainage Easement Area, (b) allowing for the collection of storm drainage and its transmission through and across the Drainage Improvements and the Drainage Easement Area, and (c) the operation, maintenance, and repair of the Drainage Improvements.

1
306012496v.4

Notwithstanding the foregoing, Seller shall not be obligated to incur any out of pocket expenses in furtherance of the foregoing other than Seller’s attorney’s fees in relation to the negotiation and drafting of agreements related to the foregoing. In connection with the foregoing conveyances and grants, Buyer shall exercise commercially reasonable due diligence and good faith efforts in working with the City to provide that Seller’s property out of which the Seller’s Additional Property is conveyed shall be granted access to any road contemplated, dedicated, or constructed on the property that is adjacent to the Seller’s Additional Property or the Drainage Easement Area. Buyer and Grantees, to the extent that Buyer has the ability to cause the actions of such Grantees, shall promptly grant all rights and exercise any instruments necessary to accomplish and evidence the foregoing. The provisions of this paragraph shall survive the Closing and shall not be merged into any deed delivered in connection therewith.

2.     Temporary Construction Easement. The following language is hereby added to the end of Paragraph 10.F. of the Agreement:

“Buyer and Seller shall each execute and deliver that certain Temporary Construction Easement in substantially the same form as attached to Exhibit “B” to that certain Second Amendment to the contract.”

3.    Due Diligence Materials. If the Agreement terminates for any reason, at Seller’s request, Buyer shall deliver to Seller copies of all surveys, environmental reports, geotechnical reports, site plans, plats, and any other materials produced or procured by Buyer in relation to the acquisition or development of the Property. Seller acknowledges that any information of any type that Seller receives pursuant to this paragraph is furnished to Seller without representation or warranty as to its accuracy or completeness. The provisions of this paragraph will survive the termination of the Agreement.

4.     Miscellaneous.

(a)     The Agreement, as amended by this Second Amendment, shall constitute the entire agreement between the parties relative to the subject matter hereof, and shall supersede any prior agreement or understanding, if any, whether written or oral. This Second Amendment may only be altered, supplemented, modified or amended in a writing signed by Buyer and Seller.

(b)     This Second Amendment may be executed in multiple counterparts each of which shall constitute an original, and together which shall constitute one and the same document.

(c)     Time is of the essence of this Second Amendment and of each and every one of the provisions hereof.

(d)     This Second Amendment shall be construed and interpreted in accordance with the laws of the State of Texas.

(e)     Except as amended by this Second Amendment, the Agreement remains in full force and effect and is unchanged.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed to be effective as of the Effective Date.

SELLER:

By:	/s/ Hal B. Boone
HAL B. BOONE

BUYER:

CASTLE BIOSCIENCES,INC.,
a Delaware corporation

By:	/s/ Frank Stokes
Name:	Frank Stokes
Title:	Chief Financial Officer

EXHIBIT A

EXHIBIT B

FORM OF TEMPORARY CONSTRUCTION EASEMENT

EXHIBIT A-1

Grantor Parcel

EXHIBIT A-2

Grantee Parcel

EXHIBIT B

Site Plan

EXHIBIT C

DRAINAGE EASEMENT AREA (ROUGH LOCATION)